Exhibit 10.94

FIRST AMENDMENT TO LOAN AGREEMENT

     This First Amendment to Loan Agreement (the “Amendment”) is made as of November 16, 2011, between Bank of America, N. A. (“Bank”) and Move, Inc., a Delaware corporation (“Borrower”).

RECITALS

     A. Borrower and Bank entered into that certain Loan Agreement dated as of September 20, 2011 (the “Agreement”) pursuant to which Bank has extended certain credit facilities to Borrower.

     B. Borrower and Bank desire to amend and modify the provisions of the Agreement, as herein provided.

AGREEMENT

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2. Amendments. The Agreement is hereby amended as follows:

          2.1 In Section 8.5 of the Agreement, the definition of "Adjusted EBITDA" is amended in full to read as follows:

     "Adjusted EBITDA" means, on a consolidated basis for the twelve-month period then ended, earnings before interest, taxes, depreciation and amortization, non-cash expenses, and amortization related to stock based compensation and other non-cash charges (i) minus the following to the extent included in calculating such consolidated net income: Federal, state and local tax credits and all non-cash items increasing consolidated net income, and (ii) plus the following: cash dividends or distributions received from joint ventures.

     3. Representations and Warranties. Borrower hereby represents and warrants to Bank that: (i) no default specified in the Agreement and no event which with notice or lapse of time or both would become such a default has occurred and is continuing and has not been previously waived, (ii) the representations and warranties of Borrower pursuant to the Agreement are true on and as of the date hereof as if made on and as of said date, (iii) the making and performance by Borrower of this Amendment has been duly authorized by all necessary action, and (iv) no consent, approval, authorization, permit or license is required in connection with the making or performance of the Agreement as amended hereby.

     4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank.

          4.1 This Amendment duly executed by all parties hereto.

          4.2 Payment of all out-of-pocket expenses, including attorneys’ fees, incurred by the Bank in connection with the preparation of this Amendment.

     5. Effect of Amendment. Except as provided in this Amendment, the Agreement shall remain in full force and effect and shall be performed by the parties hereto according to its terms and provisions.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

BANK:		BORROWER:

Bank of America, N.A.		MOVE, INC.,
a Delaware corporation

By:	/s/ Sarah Daniel	By:	/s/ Patricia Wehr
Name:	Sarah Daniel	Name:	Patricia Wehr
Title:	Vice President	Title:	Chief Accounting Officer